April 9, 1999


Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., on Tuesday, May 11, at Custom Catering, Inc., in Blacksburg, Virginia. The bank will host a reception following the business meeting. I encourage you to take this opportunity to visit with your friends and fellow shareholders.

Information about the business meeting and the nominee for election as Director are in the enclosed meeting notice and proxy statement. This year you elect a Director of Class III and ratify the appointment of independent accountants. Please return your proxy by Friday, May 7, in the enclosed postage-paid envelope.

We hope you will be able to attend. A map to the site is printed on the back of this proxy statement for your convenience.

Sincerely,



J. Daniel Hardy, Jr.
President/CAO

Enclosures

                  Notice of Annual Meeting of Shareholders

To Our Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
FNB Corporation (the "Corporation") will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 11, 1999, at 2:00 p.m., for the following purposes:

            (1) To elect one (1) Director of the Corporation to fill the vacancy created by the expiration of terms of the Directors of Class III;

            (2) To ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for 1999; and

            (3) To transact any other business that may properly come before the meeting or any adjournment thereof.

        The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business at 2:00 p.m., on March 31, 1999. The number of shares outstanding and entitled to vote is 3,722,139 shares.

        This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors. The Board of Directors of FNB Corporation recommends that shareholders elect the nominated Director of Class III and ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for the Corporation for 1999.




                                 Peter A. Seitz, Secretary
                                 FNB Corporation




IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete and sign the enclosed proxy and return it in the postage-paid envelope provided as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                           Proxy Statement

      Date, Time, and Place. The Annual Meeting of Shareholders of FNB Corporation will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 11, 1999, at 2:00 p.m.

      Voting Securities and Principal Holders Thereof. The number of shares outstanding and entitled to vote is 3,722,139 shares of common stock. There are no other outstanding classes of Corporation stock. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as of the close of business, at 2:00 p.m., on March 31, 1999.

      Cumulative Voting. Shareholders of the Corporation shall have no cumulative voting rights.

      Election of Directors. A Director of Class III is to be elected at the Annual Meeting to serve until the Annual Meeting in 2002 and until their respective successors are duly elected and qualified. A majority of shares cast is required to approve the election of a Director. Management proposes that the nominee listed in this Proxy Statement as Director of Class III be elected. The nominee (Director of Class III) for whom the persons named as Proxy Holders intend to vote as Director, unless otherwise indicated on the form of proxy, and all Directors of Class I and II, and certain information with regard to their ownership of the common stock of the Corporation is set forth below. The dates of service include years serving on the Board of First National Bank (the "Bank"), the Corporation's only subsidiary. Principal occupations of the members of the Board include associations during the past five years.

          Director of Class III to be elected for a term expiring 2002

Name, Principal               Director    Amount of Common Stock Owned    Percent
Occupation and (Age)          Since       Beneficially and Nature of      of Class
                                          Ownership on March 5, 1999
                                          (A) (B)
Dr. Douglas Covington (64)     1999       200                             *
President, Radford University;
formerly President,
Winston-Salem State University

          Directors of Class I to continue in office until 2000

Name, Principal               Director    Amount of Common Stock Owned    Percent
Occupation and (Age)          Since       Beneficially and Nature of      of Class
                                          Ownership on March 5, 1999
                                          (A)(B)
Joan H. Munford (65)           1994        9,987                          *
Owner, Advisor,
HCMF Corporation
Blacksburg, Virginia

Daniel D. Hamrick (52)         1992       12,899                          *
Attorney, Daniel D. Hamrick, P.C.
Christiansburg, Virginia;
formerly Stone, Hamrick,
Harrison & Turk, Radford, Virginia


          Directors of Class II to continue in office until 2001

Name, Principal               Director    Amount of Common Stock Owned    Percent
Occupation and (Age)          Since       Beneficially and Nature of      of Class
                                          Ownership on March 5, 1999
                                          (A)(B)
Kendall O. Clay (56)          1988        19,124                          *
Attorney,
Kendall O. Clay, P.C.,
Radford, Virginia

Julian D. Hardy, Jr. (49)     1992        42,174                          1.1
President/CAO,
FNB Corporation;
President/CEO, First
National Bank; formerly
EVP/CAO, the Bank

Directors and Executive Officers          84,384                          2.3
as a group (5 persons)

*       Less than one percent

(A) Includes shares that may be deemed beneficially owned due to joint ownership, voting power, or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family member residing in the household of the Board member, which may be deemed beneficially owned.

(B)     Includes estimated 1998 Employee Stock Ownership Plan allocation.

      Board of Directors and Committees of the Board. The Board of Directors of the Corporation held 12 meetings during 1998. The Audit Committee of the Corporation met on one occasion during the year. The Corporation has no other standing committees. No director attended fewer than 75% of the Corporation's Board meetings during the year. Nonmanagement Directors of the Corporation receive $1500 compensation for their services each month.

      The Corporation's Board reviews senior management's budget and compensation projections for the ensuing year for the Bank. As part of this process, the Board also recommends the annual compensation of the President and Chief Executive Officer of the Corporation. In 1998, the Board recommended an increase in Mr. Tollson's salary from $185,000 to $210,200 and an increase in Mr. Hardy's salary from $145,000 to 168,200. A portion of this increase offsets the deletion of the payment of director's fees to management Directors. Factors taken into consideration by the Committee in their recommendation for such executive compensation were:

      a. Review of peer executive compensation as presented in a report prepared by the Virginia Bankers Association;
      b.    Net earnings of the Corporation during the prior year;
      c.    Status of criticized loans and assets;
      d.    Overall performance of the Corporation during the prior year.

      As further evaluation of performance, qualitative factors considered include the quality of the strategic plan, organization and management development progress, and civic involvement.

      Executive Officers of the Corporation. Samuel H. Tollison, Chairman and CEO and Julian D. Hardy, Jr., President and CAO have been named as Executive Officers of the Corporation. These officers serve at the pleasure of the Corporation's Board. They have served the Bank in comparable capacities over the past five years.

      Executive Compensation. The following table provides information concerning those officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 1998.


                           Summary Compensation Table

                              Annual Compensation


Name and Principal                                       All Other
Position                    Year   Salary($)  Bonus($)   Compensation($)(A)
Samuel H. Tollison          1998   206,306    10,000     27,116
Chairman/CEO, the           1997   177,096    60,000     39,315
Corporation                 1996   164,000    60,000     46,892

Julian D. Hardy, Jr.        1998   165,801    10,000     28,130
President/CAO, the          1997   136,977    40,000     38,705
Corporation, and President  1996   125,000    40,000     46,561
and CEO, the Bank

(A) All other compensation for 1998 consists of an estimated contribution by the Bank to the ESOP and a matching of 3% of their respective contributions to the Bank's 401(k) plan. Beginning in 1998, Mr. Tollison and Mr. Hardy no longer earned any directors fees. In prior years, all other compensation consists of actual contributions to the ESOP, matching contribution to the Bank's 401(k) plan and director fees earned.

      Transactions with Management. Directors and officers of the Bank and the Corporation, and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank and the Corporation in the ordinary course of their businesses. In the opinion of management of the Bank and the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; were made in the ordinary course of business; and do not involve more than a normal risk of collection or present unfavorable features. As of December 31, 1998, there were outstanding loans to executive officers and Directors of the Corporation of approximately $1,432,320.

      The Corporation entered into an employment agreement with Messrs. Tollison and Hardy (the "Senior Executives") during 1997. The agreements for the Senior Executives provide for employment with the Corporation for a period of three years. The term of the employment agreement renews each year for an additional period of one year (for a maximum of three years). The Senior Executives' salary and benefits are established by the Board from time to time.

      The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, the Senior Executives would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not their employment is terminated by the new organization. In addition, the Senior Executives are entitled to an additional $100,000 immediate payment. Should the Senior Executive accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

      As part of Mr. Tollison's retirement from the organization, the Corporation and Mr. Tollison mutually agreed to terminate his employment agreement and replace it with a consulting, noncompetition and put option agreement, effective January 1, 1999. By the terms of the five-year agreement, Mr. Tollison will provide consulting services to the organization, he will refrain from assisting any company in competition with the organization, and he may offer to the Corporation for sale each month blocks of 1000 shares or more and the Corporation will repurchase the shares at the then market price. Should the Corporation subsequently complete an affiliation transaction, the Corporation will reimburse Mr. Tollison for the excess in price paid by the affiliating organizations to Corporation shareholders above the price paid by the Corporation to Mr. Tollison for those shares repurchased within one year before the affiliation announcement. The agreement may be terminated by the Corporation if Mr. Tollison fails to abide by the agreement, a bank regulator disqualifies him from service, or he is found guilty of a crime of moral turpitude. Further, the agreement will terminate immediately upon Mr. Tollison's death or should the Corporation and he mutually decide to discontinue their contractual relationship. During the active term of the agreement, Mr. Tollison will annually receive for his consulting services and for his agreement not to compete a total sum of $100,000.

      Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 12, 1999.

      Appointment of Auditors. McLeod & Company has served as the Bank's auditors for 1995 and the Corporation's auditors for 1996 - 1998 and have been appointed to serve as the Corporation's auditors for 1999. The appointment of the auditors must be ratified by a majority of the votes cast by the stockholders of the Corporation at the Annual Meeting of Shareholders. A representative of McLeod & Company is anticipated to be present at the Annual Meeting of Shareholders. This representative will be prepared to answer any appropriate questions and, while not anticipated, will have the opportunity to make a statement, if he or she so chooses.

      Proxy. The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation with related costs to be borne by the Corporation. A proxy may be revoked at any time before the stock to which it relates is voted, either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the Meeting) or by attending the Meeting and voting in person.

      Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than December 11, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

      Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period to the returns of the Standard & Poor's 500 stock index and to the returns of an Independent Peer Bank index. For periods prior to the Reorganization, the graph represents the performance of the Bank's common stock.

               [Graph included in proxy sent to shareholders]

                          1993    1994    1995    1996    1997    1998
FNB Corporation            100     148     154     165     170     214
Independent Bank Index     100     119     151     191     280     296
S&P 500 Index              100     101     139     171     228     294

      Other Matters. The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended 1998, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry Taylor, Senior Vice President/Comptroller, First National Bank, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068-0600.


                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 Peter A. Seitz
                                 Secretary

Christiansburg, Virginia
April 9, 1999